                                                                    Exhibit 99.1

     NEWS RELEASE                         Contact:    David R. Schroder
     For Immediate Release                            101 Second Street, S.E.,
                                                      Suite 800
                                                      Cedar Rapids, Iowa 52401
                                                      Phone (319) 363-8249

                           MACC PRIVATE EQUITIES INC.
                ANNOUNCES ENTRY INTO TERM LOAN AND REVOLVING LOAN

CEDAR  RAPIDS,  IOWA --  (September  6, 2007) -- On August 30, 2007,  MorAmerica
Capital Corporation  ("MorAmerica"),  a wholly-owned  subsidiary of MACC Private
Equities Inc.  (NASDAQ  Capital Market:  MACC),  entered into a term loan in the amount of $6,250,000  and a revolving  loan to borrow up to $500,000,  both with
Cedar  Rapids Bank and Trust  Company.  On September 4, the term loan was funded and  MorAmerica  utilized  amounts  borrowed under the term loan, in addition to cash on hand,  to repay all of its  outstanding  United  States  Small  Business
Administration   guaranteed  debentures,   in  the  total  principle  amount  of
$8,790,000. In addition,  MorAmerica may borrow amounts under the revolving loan for working capital  purposes,  including  making  follow-on  investments in its portfolio companies.

MACC is a business  development company in the business of making investments in small  businesses  in the United  States  through its  wholly-owned  subsidiary,
MorAmerica,  a small business investment company. MACC common stock is traded on the Nasdaq Capital Market under the symbol "MACC."

This  press  release  contains  certain  forward-looking  statements  within the meaning  of the  Private  Securities  Litigation  Reform  Act of 1995 (the "1995
Act").  Such  statements  are  made  in  good  faith  by  MACC  pursuant  to the safe-harbor  provisions of the 1995 Act, and are  identified as including  terms such as "may," "will," "should," "expects," "anticipates," "estimates," "plans,"
or similar language. In connection with these safe-harbor  provisions,  MACC has identified  in its  Annual  Report to  Shareholders  for the  fiscal  year ended
September 30, 2006,  important factors that could cause actual results to differ materially from those contained in any  forward-looking  statement made by or on behalf of MACC,  including,  without limitation,  the high risk nature of MACC's portfolio  investments,  the effects of general  economic  conditions  on MACC's portfolio  companies,  the effects of recent or future  losses on the ability of
MorAmerica  Capital to comply with applicable  regulations of the Small Business
Administration  and MorAmerica  Capital's ability to obtain future funding,  any failure to achieve annual  investment  level  objectives,  changes in prevailing
market   interest  rates,   and   contractions  in  the  markets  for  corporate
acquisitions  and initial  public  offerings.  MACC further  cautions  that such factors are not  exhaustive or exclusive.  MACC does not undertake to update any forward-looking statement which may be made from time to time by or on behalf of
MACC.

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